                                                          EXHIBIT 99



                    REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of QCS Corporation:

We have audited the accompanying consolidated balance sheets of QCS Corporation and subsidiaries ("the Company") as of June 30, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended June 30, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 13 to the consolidated financial statements, the Company reversed a foreign currency transaction gain on the conversion of intercompany debt to equity in a transaction involving its French subsidiary in fiscal 1995. The financial statements for the year ended June 30, 1995 have been restated for the effects of this adjustment.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                             Coopers & Lybrand L.L.P.


San Francisco, California
November 26, 1996



                                      F-1